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                            INTERACTIVE NETWORK, INC.
                (Name of Registrant as Specified In Its Charter)

             INTERACTIVE NETWORK INDEPENDENT SHAREHOLDERS COMMITTEE
                   (Name of Persons(s) Filing Proxy Statement)

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NEWS RELEASE                                    FOR IMMEDIATE RELEASE
                                                ---------------------

                                                For further information, call:

                                                Robert Hesse
                                                Interactive Network Independent
                                                  Shareholders Committee
                                                (201) 567-4415

                                                Alan Miller
                                                Innisfree M&A Incorporated
                                                (212) 750-5833

              INTERACTIVE NETWORK INDEPENDENT SHAREHOLDER COMMITTEE WINS SUPPORT OF BOTH LEADING VOTING ADVISORY SERVICES

                 SHAREHOLDERS URGED TO ELECT DISSIDENT NOMINEES

TENAFLY, NEW JERSEY(June 27, 2000)--The Interactive Network Independent Shareholders Committee today announced that Institutional Shareholder Services
(ISS), the nation's leading institutional shareholder advisory firm, serving more than 700 institutional and corporate clients, has recommended that shareholders support the Committee's proposal to increase the Board size and that shareholders vote FOR all five of the Committee's nominees. Interactive Network, Inc.'s (OTC BB: INNN) Annual Meeting of Shareholders is scheduled for June 30, 2000.

In making its recommendation, ISS stated, "The issues raised by the Committee surrounding the exclusive licensing arrangement with TWIN, as well as Dr. Brown's remarks on exclusivity versus nonexclusivity, also suggest the need for greater technical expertise on the Board." (Dr. Brown was management's spokesperson to ISS.) ISS further stated, "Contrary to management's assertions, we do not view the dissident agenda as simply taking over the company, but rather ensuring that INNN's most valuable asset--its intellectual property--is being developed and exploited in ways that are in shareholders' best interests. We therefore support the Committee's proposals to expand the board to nine members and to add the dissident nominees." fn(1)

Last week, Proxy Monitor, another leading voting advisory firm, had also recommended its clients vote to expand the board and to support the Committee's nominees. Proxy Monitor stated in its report, "We too conclude that the Committee's nominees appear to be better positioned to guide the company into a difficult future." fn(2)

Bob Hesse, speaking on behalf of the Committee, stated, "We are very pleased that ISS and

                                     (MORE)


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Proxy Monitor have supported the Committee's nominees. These organizations have strong reputations for advocacy of shareholder rights in their roles as independent advisors to institutional investors and professional money managers."

The Committee was formed in an effort to add depth and additional expertise to the Company's Board of Directors and to improve INNN's management. The Committee is currently waging a proxy contest, seeking to increase the size of INNN's Board to allow for the election of the Committee's five experienced nominees.

fn(1) ISS Report dated June 26, 2000, by Shirley Westcott, Chief Policy Advisor. fn(2) Proxy Monitor Report of June 23, 2000.

(Permission to quote from the reports by ISS and Proxy Monitor has neither been sought nor obtained.)

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